EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Interim Services Inc. on Form S-8 of our report dated July 29, 1996, contained in Registration Statement No. 333-09109 of Interim Services Inc. on Form S-3.

                                       /s/ Deloitte & Touche LLP

Miami, Florida

December 27, 1996